                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-112367

   Pricing Supplement to the Prospectus Supplement No. 372 dated February 6,
                                2004 -- No. 398

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------

                                   $5,000,000
            8.5% Aggregate Mandatory Exchangeable Notes due May 2005
          (Exchangeable for Common Stock of a Basket of Seven Stocks)
                             ----------------------
     This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of Intel Corporation, Broadcom Corporation, Xilinx, Inc., Texas Instruments Incorporated, Maxim Integrated Products, Inc., Advanced Micro Devices, Inc. and Micron Technology, Inc., with each stock having a relative weight on the trade date of 14.2857%

FACE AMOUNT: each offered note will have a face amount equal to $100; the aggregate face amount for all the offered notes is $5,000,000

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE ISSUER:  99.9% of the face amount

TRADE DATE:  May 6, 2004

SETTLEMENT DATE (ORIGINAL ISSUE DATE):  May 13, 2004

STATED MATURITY DATE:  May 16, 2005, unless extended for up to six business days

INTEREST RATE (COUPON):  8.5% per year

INTEREST PAYMENT DATES: February 16, May 16, August 16 and November 16, commencing on August 16, 2004

REGULAR RECORD DATES: for the interest payment dates specified above, February 9, May 9, August 9 and November 9, respectively

CUSIP NO.:  38143U390

     Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of this pricing supplement and on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.
                             ----------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.
                              GOLDMAN, SACHS & CO.
                             ----------------------
                     PRICING SUPPLEMENT DATED MAY 6, 2004.

PRINCIPAL AMOUNT:                     On the stated maturity date, each offered
                                      note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                                      Please note that the amount you receive
                                      for each $100 of outstanding face amount on the stated maturity date could be substantially less than $100 and will not in any event exceed $120, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:           The initial stock price for each of the
                                      basket stocks is as follows:

                                                   1.   Intel Corporation............   $26.0000 per share
                                                   2.   Broadcom Corporation.........   $38.8330 per share
                                                   3.   Xilinx, Inc. ................   $34.6990 per share
                                                   4.   Texas Instruments
                                                        Incorporated.................   $24.8820 per share
                                                   5.   Maxim Integrated Products,
                                                        Inc. ........................   $45.8000 per share
                                                   6.   Advanced Micro Devices,
                                                        Inc. ........................   $14.2450 per share
                                                   7.   Micron Technology, Inc. .....   $14.0560 per share

FINAL BASKET STOCK PRICE:             The closing price of one share of the
                                      relevant basket stock on the determination date, subject to anti-dilution adjustment.

THRESHOLD APPRECIATION PRICE:         For each basket stock, the initial basket
                                      stock price times 1.20. The threshold
                                      appreciation price for each of the basket stocks is as follows:

                                                   1.   Intel Corporation............   $31.2000 per share
                                                   2.   Broadcom Corporation.........   $46.6000 per share
                                                   3.   Xilinx, Inc. ................   $41.6390 per share
                                                   4.   Texas Instruments
                                                        Incorporated.................   $29.8580 per share
                                                   5.   Maxim Integrated Products,
                                                        Inc. ........................   $54.9600 per share
                                                   6.   Advanced Micro Devices,
                                                        Inc. ........................   $17.0940 per share
                                                   7.   Micron Technology, Inc. .....   $16.8670 per share

WEIGHTING AMOUNT:                     The weighting amount for each of the
                                      basket stocks is as follows:

                                                   1.   Intel Corporation..............   0.5495 per note
                                                   2.   Broadcom Corporation...........   0.3679 per note
                                                   3.   Xilinx, Inc. ..................   0.4117 per note
                                                   4.   Texas Instruments
                                                        Incorporated...................   0.5741 per note
                                                   5.   Maxim Integrated Products,
                                                        Inc. ..........................   0.3119 per note
                                                   6.   Advanced Micro Devices,
                                                        Inc. ..........................   1.0029 per note
                                                   7.   Micron Technology, Inc. .......   1.0163 per note

THRESHOLD FRACTION:                   For each basket stock, the threshold
                                      appreciation price divided by the final
                                      basket stock price for that basket stock.

NO LISTING:                           The offered notes will not be listed on
                                      any securities exchange or interdealer
                                      market quotation system.

ADDITIONAL RISK FACTORS SPECIFIC
TO YOUR
NOTE: ASSUMING NO CHANGES IN MARKET CONDITIONS OR ANY OTHER RELEVANT FACTORS, THE VALUE
                                       OF YOUR NOTE ON THE DATE OF THIS PRICING
                                      SUPPLEMENT (AS DETERMINED BY REFERENCE TO
                                       PRICING MODELS USED BY GOLDMAN, SACHS &
                                         CO.) IS SIGNIFICANTLY LESS THAN THE
                                                 ORIGINAL ISSUE PRICE

                                      The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

                                      If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.

                                      Furthermore, if you sell your note, you
                                      will likely be charged a commission for
                                      secondary market transactions, or the
                                      price will likely reflect a dealer
                                      discount.

                                      There is no assurance that Goldman, Sachs
                                      & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See "Additional Risk Factors Specific to Your Note -- Your Note May Not Have an Active Trading Market" in the accompanying prospectus supplement no. 372.

HYPOTHETICAL PAYMENT AMOUNT:          The tables below show several examples of
                                      hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                      The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Intel Corporation...........  14.2857%    $26.0000       $31.2000      0.5495       $28.6000      $ 15.71
Broadcom Corporation........  14.2857%    $38.8330       $46.6000      0.3679       $42.7163      $ 15.71
Xilinx, Inc.................  14.2857%    $34.6990       $41.6390      0.4117       $38.1689      $ 15.71
Texas Instruments
  Incorporated..............  14.2857%    $24.8820       $29.8580      0.5741       $27.3702      $ 15.71
Maxim Integrated Products,
  Inc.......................  14.2857%    $45.8000       $54.9600      0.3119       $50.3800      $ 15.71
Advanced Micro Devices,
  Inc.......................  14.2857%    $14.2450       $17.0940      1.0029       $15.6695      $ 15.71
Micron Technology, Inc......  14.2857%    $14.0560       $16.8670      1.0163       $15.4616      $ 15.71
Exchange amount at maturity for each $100 face amount of note:                                    $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 30%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Intel Corporation............  14.2857%   $26.0000       $31.2000      0.5495       $31.2000      $ 17.14
Broadcom Corporation.........  14.2857%   $38.8330       $46.6000      0.3679       $46.5996      $ 17.14
Xilinx, Inc. ................  14.2857%   $34.6990       $41.6390      0.4117       $41.6388      $ 17.14
Texas Instruments
  Incorporated...............  14.2857%   $24.8820       $29.8580      0.5741       $29.8584      $ 17.14
Maxim Integrated Products,
  Inc. ......................  14.2857%   $45.8000       $54.9600      0.3119       $54.9600      $ 17.14
Advanced Micro Devices,
  Inc. ......................  14.2857%   $14.2450       $17.0940      1.0029       $17.0940      $ 17.14
Micron Technology, Inc.......  14.2857%   $14.0560       $16.8670      1.0163       $16.8672      $ 17.14
Exchange amount at maturity for each $100 face amount of note:                                    $120.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Intel Corporation............  14.2857%   $26.0000       $31.2000      0.5495       $23.4000      $12.86
Broadcom Corporation.........  14.2857%   $38.8330       $46.6000      0.3679       $34.9497      $12.86
Xilinx, Inc..................  14.2857%   $34.6990       $41.6390      0.4117       $31.2291      $12.86
Texas Instruments
  Incorporated...............  14.2857%   $24.8820       $29.8580      0.5741       $22.3938      $12.86
Maxim Integrated Products,
  Inc........................  14.2857%   $45.8000       $54.9600      0.3119       $41.2200      $12.86
Advanced Micro Devices,
  Inc........................  14.2857%   $14.2450       $17.0940      1.0029       $12.8205      $12.86
Micron Technology, Inc.......  14.2857%   $14.0560       $16.8670      1.0163       $12.6504      $12.86
Exchange amount at maturity for each $100 face amount of note:                                    $90.00

EXAMPLE 4:  THE BASKET STOCK PRICES OF INTEL CORPORATION, BROADCOM CORPORATION
            AND XILINX, INC. ALL DECREASE BY 10%. TEXAS INSTRUMENTS INCORPORATED'S FINAL BASKET STOCK PRICE EQUALS THE INITIAL BASKET STOCK PRICE. THE BASKET STOCK PRICES OF MAXIM INTEGRATED PRODUCTS, INC., ADVANCED MICRO DEVICES, INC. AND MICRON TECHNOLOGY, INC. ALL INCREASE BY 5%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Intel Corporation............  14.2857%   $26.0000       $31.2000      0.5495       $23.4000      $12.86
Broadcom Corporation.........  14.2857%   $38.8330       $46.6000      0.3679       $34.9497      $12.86
Xilinx, Inc. ................  14.2857%   $34.6990       $41.6390      0.4117       $31.2291      $12.86
Texas Instruments
  Incorporated...............  14.2857%   $24.8820       $29.8580      0.5741       $24.8820      $14.28
Maxim Integrated Products,
  Inc........................  14.2857%   $45.8000       $54.9600      0.3119       $48.0900      $15.00
Advanced Micro Devices,
  Inc........................  14.2857%   $14.2450       $17.0940      1.0029       $14.9573      $15.00
Micron Technology, Inc.......  14.2857%   $14.0560       $16.8670      1.0163       $14.7588      $15.00
Exchange amount at maturity for each $100 face amount of note:                                    $97.86

EXAMPLE 5:  THE BASKET STOCK PRICE OF INTEL CORPORATION DECREASES BY 80%. THE
            BASKET STOCK PRICES OF BROADCOM CORPORATION, XILINX, INC., TEXAS INSTRUMENTS INCORPORATED AND MAXIM INTEGRATED PRODUCTS, INC. ALL INCREASE BY 5%. THE BASKET STOCK PRICES OF ADVANCED MICRO DEVICES, INC. AND MICRON TECHNOLOGY, INC. BOTH INCREASE BY 60%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Intel Corporation............  14.2857%   $26.0000       $31.2000      0.5495       $ 5.2000      $ 2.86
Broadcom Corporation.........  14.2857%   $38.8330       $46.6000      0.3679       $40.7747      $15.00
Xilinx, Inc..................  14.2857%   $34.6990       $41.6390      0.4117       $36.4340      $15.00
Texas Instruments
  Incorporated...............  14.2857%   $24.8820       $29.8580      0.5741       $26.1261      $15.00
Maxim Integrated Products,
  Inc........................  14.2857%   $45.8000       $54.9600      0.3119       $48.0900      $15.00
Advanced Micro Devices,
  Inc........................  14.2857%   $14.2450       $17.0940      1.0029       $17.0940      $17.14
Micron Technology, Inc.......  14.2857%   $14.0560       $16.8670      1.0163       $16.8672      $17.14
Exchange amount at maturity for each $100 face amount of note:                                    $97.14

                                      The payment amounts shown above in
                                      examples one to five are entirely
                                      hypothetical; they are based on market
                                      prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                                      Payments on your note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note may be economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET STOCK
ISSUERS: According to its publicly available documents, Intel Corporation is a semiconductor chip maker and supplier of advanced technology solutions for the computing and communications industries. Information filed with the SEC by Intel Corporation under the Exchange Act can be located by referencing its SEC file number: 000-06217.

                                      According to its publicly available
                                      documents, Broadcom Corporation is a
                                      provider of integrated semiconductor
                                      solutions that enable broadband
                                      communications and networking of voice,
                                      video and
                                      data services. Information filed with the SEC by Broadcom Corporation under the Exchange Act can be located by referencing its SEC file number: 000-23993.

                                      According to its publicly available
                                      documents, Xilinx, Inc. designs, develops and markets complete programmable logic solutions. Information filed with the SEC by Xilinx, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-18548.

                                      According to its publicly available
                                      documents, Texas Instruments Incorporated is a global semiconductor company and a designer and supplier of digital signal processors and analog integrated circuits. Information filed with the SEC by Texas Instruments Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-03761.

                                      According to its publicly available
                                      documents, Maxim Integrated Products, Inc.
                                      designs, develops, manufactures and
                                      markets linear and mixed-signal integrated circuits. Information filed with the SEC by Maxim Integrated Products, Inc. under the Exchange Act can be located by referencing its SEC file number:
                                      000-16538.

                                      According to its publicly available
                                      documents, Advanced Micro Devices, Inc.
                                      designs, manufactures and markets
                                      industry-standard digital integrated
                                      circuits. Information filed with the SEC by Advanced Micro Devices, Inc. can be located by referencing its SEC file number: 001-07882.

                                      According to its publicly available
                                      documents, Micron Technology, Inc.
                                      manufactures and markets semiconductor
                                      components. Information filed with the SEC by Micron Technology, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-10658.

HISTORICAL TRADING PRICE
INFORMATION:                          Intel Corporation, Broadcom Corporation,
                                      Xilinx, Inc. and Maxim Integrated
                                      Products, Inc. are traded on the Nasdaq
                                      National Market System, under the symbols
                                      "INTC", "BRCM", "XLNX" and "MXIM",
                                      respectively. Texas Instruments
                                      Incorporated, Advanced Micro Devices, Inc.
                                      and Micron Technology, Inc. are traded on the New York Stock Exchange, under the symbols "TXN", "AMD" and "MU", respectively. The following tables show the quarterly high, low and closing prices on the Nasdaq National Market System for
                                      Intel Corporation, Broadcom Corporation,
                                      Xilinx, Inc. and Maxim Integrated
                                      Products, Inc., and on the New York Stock
                                      Exchange for Texas Instruments
                                      Incorporated,

                                      Advanced Micro Devices, Inc. and Micron
                                      Technology, Inc., in each case for the
                                      four calendar quarters in each of 2002 and 2003 and for the two calendar quarters in 2004, through May 6, 2004. We obtained the trading price information shown below from Bloomberg Financial Services, without independent verification.

                                  INTEL CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  36.78    28.5     30.41
                                               Quarter ended June 30 .................  31.45    17.45    18.27
                                               Quarter ended September 30 ............  19.88    13.67    13.89
                                               Quarter ended December 31 .............  22.09    12.95    15.57
                                             2003
                                               Quarter ended March 31 ................  19.01    14.88    16.28
                                               Quarter ended June 30 .................  22.919   16.28    20.81
                                               Quarter ended September 30 ............  29.38    20.51    27.52
                                               Quarter ended December 31..............  34.51    27.81    32.05
                                             2004
                                               Quarter ended March 31.................  34.6     26.03    27.2
                                               Quarter ending June 30 (through May 6,
                                                 2004)................................  28.56    25.61    25.98
                                               Closing price on May 6, 2004...........                    25.98

                                  BROADCOM CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  53.35    30.1     35.9
                                               Quarter ended June 30 .................  39.35    17.06    17.54
                                               Quarter ended September 30 ............  22.96    10.4     10.68
                                               Quarter ended December 31 .............  21.25    9.52     15.06
                                             2003
                                               Quarter ended March 31 ................  20.34    12.2     12.35
                                               Quarter ended June 30 .................  28.23    11.86    24.91
                                               Quarter ended September 30 ............  29.96    19.81    26.66
                                               Quarter ended December 31 .............  37.65    26.25    34.02
                                             2004
                                               Quarter ended March 31 ................  45       34.08    39.01
                                               Quarter ending June 30 (through May 6,
                                                 2004) ...............................  43.79    36.63    39.14
                                               Closing price on May 6, 2004 ..........                    39.14

                                  XILINX, INC.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  47.159   33.55    39.86
                                               Quarter ended June 30 .................  44.25    22       22.43
                                               Quarter ended September 30 ............  23.91    13.71    15.838
                                               Quarter ended December 31 .............  25.9     13.5     20.6
                                             2003
                                               Quarter ended March 31 ................  28.04    18.5     23.41
                                               Quarter ended June 30 .................  31       23       25.3
                                               Quarter ended September 30 ............  32.8     24.52    28.43
                                               Quarter ended December 31 .............  39.2     27.73    38.63
                                             2004
                                               Quarter ended March 31 ................  45.4     35.04    37.76
                                               Quarter ending June 30 (through May 6,
                                                 2004) ...............................  40.47    33.17    34.74
                                               Closing price on May 6, 2004 ..........                    34.74

                                  TEXAS INSTRUMENTS INCORPORATED

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  35.91    25.3     33.1
                                               Quarter ended June 30 .................  34.85    22.15    23.7
                                               Quarter ended September 30 ............  27.25    14.25    14.77
                                               Quarter ended December 31 .............  21.45    13.1     15.01
                                             2003
                                               Quarter ended March 31 ................  18.75    13.9     16.37
                                               Quarter ended June 30 .................  21.98    16.05    17.6
                                               Quarter ended September 30 ............  26.1     17.21    22.8
                                               Quarter ended December 31 .............  31.25    22.87    29.38
                                             2004
                                               Quarter ended March 31 ................  33.98    26.8     29.22
                                               Quarter ending June 30 (through May 6,
                                                 2004) ...............................  30.98    24.05    25.08
                                               Closing price on May 6, 2004 ..........                    25.08

                                  MAXIM INTEGRATED PRODUCTS, INC.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2002
                                               Quarter ended March 31 ................  61.36    45.67    55.71
                                               Quarter ended June 30 .................  58.061   34.22    38.33
                                               Quarter ended September 30 ............  43.31    23       24.76
                                               Quarter ended December 31 .............  44.73    20.75    33.04
                                             2003
                                               Quarter ended March 31 ................  40.66    28.96    36.12
                                               Quarter ended June 30 .................  42       33.63    34.1
                                               Quarter ended September 30 ............  45.74    33.23    39.39
                                               Quarter ended December 31 .............  53.95    39.61    49.58
                                             2004
                                               Quarter ended March 31 ................  56.25    43.7     46.97
                                               Quarter ending June 30 (through May 6,
                                                 2004) ...............................  50.01    44.37    46.26
                                               Closing price on May 6, 2004 ..........                    46.26

                                  ADVANCED MICRO DEVICES, INC.

                                                                                        HIGH      LOW     CLOSE
                                                                                       ------   -------   ------
                                             2002
                                               Quarter ended March 31 ...............  20.59    12.63     14.71
                                               Quarter ended June 30 ................  15.26    7.96      9.72
                                               Quarter ended September 30 ...........  10.88    5.25      5.34
                                               Quarter ended December 31 ............  9.5      3.1       6.46
                                             2003
                                               Quarter ended March 31 ...............  7.78     4.78      6.18
                                               Quarter ended June 30 ................  8.59     6         6.41
                                               Quarter ended September 30 ...........  12.87    6.25      11.11
                                               Quarter ended December 31 ............  18.48    11.01     14.9
                                             2004
                                               Quarter ended March 31 ...............  17.5     13.66     16.23
                                               Quarter ending June 30 (through May 6,
                                                 2004) ..............................  17.6     13.99     14.37
                                               Closing price on May 6, 2004 .........                     14.37

                                  MICRON TECHNOLOGY, INC.

                                                                                        HIGH      LOW     CLOSE
                                                                                       ------   -------   ------
                                             2002
                                               Quarter ended March 31 ...............  39.5     29.51     32.9
                                               Quarter ended June 30 ................  34       17.1      20.22
                                               Quarter ended September 30 ...........  25.13    12.2      12.37
                                               Quarter ended December 31 ............  18       9.5       9.74
                                             2003
                                               Quarter ended March 31 ...............  11.05    6.6       8.14
                                               Quarter ended June 30 ................  13.89    8.01      11.63
                                               Quarter ended September 30 ...........  15.55    11.33     13.42
                                               Quarter ended December 31 ............  15.08    11.3      13.47
                                             2004
                                               Quarter ended March 31 ...............  17.02    13.64     16.71
                                               Quarter ending June 30 (through May 6,
                                                 2004) ..............................  18.25    13.21     14.14
                                               Closing price on May 6, 2004 .........                     14.14

                                  As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your
                                  Note -- The Market Price of Your Note May Be
                                  Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.